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                                                                     EXHIBIT 5.1

                (HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD)



July 9, 2003


Digital Theater Systems, Inc.
5171 Clareton Drive
Agoura Hills, CA  91301


RE: DIGITAL THEATER SYSTEMS, INC. REGISTRATION STATEMENT ON FORM S-1 FOR
    506,000 SHARES OF COMMON STOCK


Ladies and Gentlemen:

         We have acted as counsel to Digital Theater Systems, Inc., a Delaware corporation (the "Company"), in connection with its initial public offering of shares of common stock (the "Shares") pursuant to the Company's Registration Statement on Form S-1 (No. 333-104761) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Shares are to be sold directly to purchasers or through agents or underwriters, including the underwriters listed on the cover page of the prospectus forming a part of the Registration Statement.

         This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

         We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

         Based on the examination described above, subject to the assumptions stated, and subject to final action by the board of directors of the Company or a pricing committee of the board of directors, and to the extent applicable to the Common Stock to be issued, to the authorization, execution and delivery of an underwriting agreement with respect thereto, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and


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                                                                    July 9, 2003
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the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.



                                         Very truly yours,



                                         /s/ Heller Ehrman White & McAuliffe LLP